FORM OF LETTER AGREEMENT

AMG SouthernSun Global Opportunities Fund

Amended and Restated Distribution Agreement

July 11, 2016

AMG Distributors, Inc.

600 Steamboat Road, Suite 300

Greenwich, CT 06830

Attn: Keitha L. Kinne, Chief Operating Officer

Re:	Amended and Restated Distribution Agreement between AMG Distributors, Inc. and AMG Funds, dated as of September 17, 2015, as amended from time to time (the “Distribution Agreement”)

Ladies and Gentlemen:

AMG Funds (the “Trust”) hereby notifies you that it is creating a new series to be named AMG SouthernSun Global Opportunities Fund (the “New Fund”), and that the Trust desires AMG Distributors, Inc. (“AMGDI”) to provide distribution services with respect to such New Fund pursuant to the terms and conditions of the Distribution Agreement. Attached as Schedule A is an amended and restated Appendix A to the Distribution Agreement.

Please acknowledge your agreement to provide the services contemplated by the Distribution Agreement to the New Fund and your Agreement to amend the Distribution Agreement by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds

By:
Name: Donald S. Rumery
Title: Treasurer, Chief Financial Officer and Principal Financial Officer

ACKNOWLEDGED AND ACCEPTED

AMG Distributors, Inc.

By:
Name:
Title:
Date:

Schedule A

AMENDED AND RESTATED APPENDIX A

AMG Chicago Equity Partners Small Cap Value Fund

AMG GW&K Municipal Bond Fund

AMG GW&K Municipal Enhanced Yield Fund

AMG GW&K Small Cap Core Fund

AMG GW&K Small Cap Growth Fund

AMG Managers Essex Small/Micro Cap Growth Fund

AMG Managers Skyline Special Equities Fund

AMG Renaissance International Equity Fund

AMG Renaissance Large Cap Growth Fund

AMG SouthernSun Global Opportunities Fund

AMG SouthernSun Small Cap Fund

AMG SouthernSun U.S. Equity Fund

AMG Systematic Large Cap Value Fund

AMG Systematic Mid Cap Value Fund

AMG TimesSquare International Small Cap Fund

AMG TimesSquare Mid Cap Growth Fund

AMG TimesSquare Small Cap Growth Fund

AMG Trilogy Emerging Markets Equity Fund

AMG Trilogy Emerging Wealth Equity Fund

AMG Trilogy Global Equity Fund

AMG Trilogy International Small Cap Fund

AMG Yacktman Focused Fund

AMG Yacktman Fund

AMG Yacktman Special Opportunities Fund

Date: July 11, 2016